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                                                                   EXHIBIT 23(b)


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


                 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our summary report dated February 15, 1994 included as Exhibit 27(a) to Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1992 and the data extracted from our report and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas Reserves" and "- Exploration, Development and Production Activities," in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Oil and Gas" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" of such Annual Report on Form 10-K.


                                               RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS





Houston, Texas
May 23, 1994